UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement Schedule 14A Information Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TYCO INTERNATIONAL LTD.

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 12, 2009

This proxy statement supplement, dated February 24, 2009, supplements the proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on January 16, 2009 relating to the annual general meeting of stockholders of Tyco International Ltd. (the “Company”) to be held on Thursday, March 12, 2009 at 9:00 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda.  The purpose of this supplement is to provide additional information with respect to certain tax gross-up payments reported by the Company for Mr. Edward D. Breen, the Company’s chief executive officer, during fiscal year 2008.  The information provided in the Proxy Statement continues to apply, as supplemented by the following:

Regarding footnote (d) to the “All Other Compensation Table”, the tax gross-up payments Mr. Breen receives are made pursuant to his employment agreement with the Company. Approximately 91% of the tax gross-up payment reported for Mr. Breen is attributable to the differential between state taxes owed by him to New York for Tyco work performed in that state and taxes owed by him to his state of residency.  Approximately 9% is attributable to payments related to taxable insurance benefits.  With respect to the component consisting of New York State tax gross-up payments, approximately 92% of the payment is attributable to income deemed earned by him in the State of New York for equity awards that were granted in 2002-2003 when the Company’s U.S. headquarters was in New York.  The remainder is attributable to equity granted in subsequent years that vested in 2008 and other compensation deemed earned by Mr. Breen in New York in 2008.

In addition, with respect to tax gross-up payments:

•                  Mr. Breen has agreed to waive the benefits available to him under his employment agreement for New York City/State tax gross-up payments for compensation that is awarded to him after January 1, 2009; and

•                  The Company is committed to not providing future tax gross-up payments on perquisites provided to executive officers, other than benefits that are generally provided to Company officers (such as relocation and taxable insurance benefits), and subject to the Compensation and Human Resources Committee’s discretion to provide reimbursement for taxes in unusual circumstances where the Committee believes that such accommodations are necessary to recruit or retain executives for the Company.